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                                                                   Exhibit 10.23


STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG


                                                             Loan No. 76-0000912

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                  PARK MEDICAL ASSOCIATES GENERAL PARTNERSHIP
                                   (Grantor)

                                       to

                              CHARLES T. MARSHALL
                                   (Trustee)


                               FOR THE BENEFIT OF
                      GENERAL ELECTRIC CAPITAL CORPORATION
                                 (Beneficiary)


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                 DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
                     SECURITY AGREEMENT AND FIXTURE FILING

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                           Dated as of August 2, 1999


                  Property Location: Pineville, North Carolina


                    DRAWN BY AND AFTER RECORDING, RETURN TO:

                             ANDREWS & KURTH L.L.P.
                          1717 Main Street, Suite 3700
                              Dallas, Texas  75201

                       Attention: Britton B. Green, Esq.


                       COLLATERAL IS OR INCLUDES FIXTURES

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                 DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
                     SECURITY AGREEMENT AND FIXTURE FILING


     This Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (this "Deed of Trust") is executed as of August 2, 1999, by PARK MEDICAL ASSOCIATES GENERAL PARTNERSHIP, a North Carolina general partnership ("Grantor"), whose address for notice hereunder is c/o Brackett Company, 135 S. Sharon Amity Road, Suite 210, Charlotte, North Carolina 28211, Attention: Diane
B. Rivers, to CHARLES T. MARSHALL ("Trustee"), for the benefit of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Beneficiary"), whose address for notice is c/o GE Capital Loan Services, Inc. 363 North Sam Houston Parkway East, Suite 1200, Houston, Texas 77060, Attention: Portfolio Manager/Access Program.

                                   ARTICLE 1
                                  DEFINITIONS

     SECTION 1.1 DEFINITIONS. As used herein, the following terms shall have the following meanings:

     "INDEBTEDNESS": The sum of all principal, interest and other amounts due under or secured by the Loan Documents.

     "LOAN": The Loan made by the Grantor by the Beneficiary as evidenced and secured by the Loan Documents.

     "LOAN DOCUMENTS": The (a) Loan Agreement of even date between Grantor and Beneficiary (the "LOAN AGREEMENT"), (b) Promissory Note of even date, executed by Grantor, payable to the order of Beneficiary, in the stated principal amount of $4,000,000.00, (c) this Deed of Trust, (d) all other documents now or hereafter executed by Grantor, or any other person or entity, to evidence, secure or guaranty the payment of all or any portion of the Indebtedness or the performance of all or any portion of the Obligations or otherwise executed in connection with the Note or this Deed of Trust and (e) all modifications, restatements, extensions, renewals and replacements of the foregoing; provided however, in no event shall the term "Loan Documents" include that certain Hazardous Materials Indemnity Agreement dated the date hereof in favor of Beneficiary.

     "MORTGAGED PROPERTY": (a) the real property located in Mecklenburg County, North Carolina and more particularly described in EXHIBIT A, together with any greater estate therein as hereafter may be acquired by Grantor (the "LAND"),
(b) all buildings, structures and other improvements, now or at any time situated, placed or constructed upon the Land (the "IMPROVEMENTS"), (c) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the "FIXTURES"), (d) all right, title and interest of Grantor in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC, now owned or hereafter acquired by Grantor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Land and Improvements or which may be used in or relating to the planning, development, financing or operation of the Mortgaged Property, including, without limitation, furniture, furnishings, equipment, machinery, money, insurance proceeds, accounts, contract rights, trademarks, goodwill, chattel paper, documents, trade names, licenses and/or franchise agreements, rights of Grantor under leases of Fixtures or other personal property or equipment, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Grantor with any governmental authorities, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs (the "PERSONALTY"), (e) all reserves, escrows or impounds required under the Loan Agreement and all deposit accounts maintained by Grantor with respect to the Mortgaged Property, (f) all plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of the

                                                                          Page 1
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Improvements, and all amendments and modifications thereof (the "PLANS"), (g)
all leases, subleases, licenses, concessions occupancy agreements, rental contracts, or other agreements (written or oral) now or hereafter existing relating to the use or occupancy of all or any part of the Mortgaged Property, together with all guarantees, letters of credit and other credit support, modifications, extensions and renewals thereof (whether before or after the filing by or against Grantor of any petition of relief under 11 U.S.C. Section 101 et seq., as same may be amended from time to time (the "BANKRUPTCY CODE")) and all related security and other deposits (the "LEASES") and all of Grantor's claims and rights (the "BANKRUPTCY CLAIMS") to the payment of damages arising from any rejection by a lessee of any Lease under the Bankruptcy Code, (h) all of the rents, revenues, issues, income, proceeds, profits, and all other payments of any kind under the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property whether paid or accruing before or after the filing by or against Grantor of any petition for relief under the Bankruptcy Code (the "RENTS"), (i) all other agreements, such as construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, franchise agreements, service contracts, permits, licenses, certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Mortgaged Property (the "PROPERTY AGREEMENTS"), (j) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, and all right, title and interest, if any, of Grantor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof, (k) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof, (l) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or thereafter acquired by Grantor, (m) all mineral, water, oil and gas rights now or hereafter acquired and relating to all or any part of the Mortgaged Property, (n) all tradenames, trademarks, service marks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used or used in connection with the operation of the Mortgaged Property; and (o) all of Grantor's right, title and interest in and to any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty. As used in this Deed of Trust, the term "MORTGAGE PROPERTY" shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

     "OBLIGATIONS": All of the agreements, covenants, conditions, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Grantor or any other person or entity to Beneficiary or others as set forth in the Loan Documents.

     "PERMITTED ENCUMBRANCES": The outstanding liens, easements, restrictions, security interests and other exceptions to title set forth in the policy of title insurance insuring the lien of this Deed of Trust, together with the liens and security interests in favor of Beneficiary created by the Loan Documents, none of which, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by this Deed of Trust, materially and adversely affect the value of the Mortgaged Property, impair the use or operations of the Mortgaged Property or impair Grantor's ability to pay its obligations in a timely manner.

     "STATE": The State of North Carolina.

     "UCC": The Uniform Commercial Code of the State or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than the State, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

     SECTION 1.2 OTHER TERMS. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement.


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                                   ARTICLE 2
                                     GRANT

     SECTION 2.1 GRANT. To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Grantor hereby has bargained, sold, given, granted, and conveyed and does by these presents bargain, sell, give, grant and convey to Trustee, his heirs, successors and assigns (and with respect to any portions of the Mortgaged Property that constitute personal property, to Beneficiary) the Mortgaged Property subject, however, to the Permitted Encumbrances; TO HAVE AND TO HOLD the Mortgaged Property, with all privileges and appurtenances thereto belonging, to Trustee, his heirs, successors and assigns, forever upon the trusts, terms and conditions and for the uses hereinafter set forth.

                                   ARTICLE 3
                   WARRANTIES, REPRESENTATIONS AND COVENANTS

     Grantor warrants, represents and covenants to Beneficiary as follows:

     SECTION 3.1 TITLE TO MORTGAGED PROPERTY AND LIEN OF THIS INSTRUMENT. Grantor owns the Mortgaged Property free and clear of any liens, claims or interests, except the Permitted Encumbrances. This Deed of Trust creates valid, enforceable first priority liens and security interests against the Mortgaged Property. Grantor warrants that Grantor has good, marketable and insurable title to the Mortgaged Property and has the full power, authority and right to execute, deliver and perform its obligations under this Deed of Trust. Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Trustee and Beneficiary and their respective successors, substitutes and assigns.

     SECTION 3.2 FIRST LIEN STATUS. Grantor shall preserve and protect the first lien and security interest status of this Deed of Trust and the other Loan Documents. If any lien or security interest other than the Permitted Encumbrances is asserted against the Mortgaged Property, Grantor shall promptly, and at its expense, (a) give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and other terms), and
(b) pay the underlying claim in full or take such other action so as to cause it to be released or, in Beneficiary's discretion, provide a bond or other security satisfactory to Beneficiary for the payment of such claim.

     SECTION 3.3 PAYMENT AND PERFORMANCE. Grantor shall pay the Indebtedness when due under the Loan Documents and shall perform the Obligations in full when they are required to be performed.

     SECTION 3.4 REPLACEMENT OF FIXTURES AND PERSONALTY. Grantor shall not, without the prior written consent of Beneficiary, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Grantor subject to the liens and security interests of this Deed of Trust and the other Loan Documents, and free and clear of any other lien or security interest except such as may be first approved in writing by Beneficiary.

     SECTION 3.5 MAINTENANCE OF RIGHTS OF WAY, EASEMENTS AND LICENSES. Grantor shall maintain all rights of way, easements, grants, privileges, licenses, certificates, permits, entitlements and franchises necessary for the use of the Mortgaged Property and will not, without the prior consent of Beneficiary, consent to any public restriction (including any zoning ordinance) or private restriction as to the use of the Mortgaged Property. Grantor shall comply with all restrictive covenants affecting the Mortgaged Property, and all zoning ordinances and other public or private restrictions as to the use of the Mortgaged Property.

     SECTION 3.6 INSPECTION. Grantor shall permit Beneficiary and its agents, representatives and employees, upon reasonable prior notice to Grantor, to inspect the Mortgaged Property and conduct such environmental and 4 engineering studies as Beneficiary may require, provided that such inspections and studies shall not materially interfere with the use and operation of the Mortgaged Property.

     SECTION 3.7 OTHER COVENANTS. All of the covenants in the Loan Agreement are incorporated herein by reference and, together with covenants in this
Article 3, shall be covenants running with the land. The covenants set forth in the Loan Agreement include, among other provisions: (a) the obligation to pay when due all taxes on the Mortgaged Property or assessed against Beneficiary with respect to the Loan, (b) the right of Beneficiary to inspect the Mortgaged Property, (c) the obligation to keep the Mortgaged Property insured as Beneficiary may require, (d) the obligation to comply with all legal requirements (including environmental laws), maintain the Mortgaged Property in good condition, and promptly repair any damage or casualty, and (e) except as otherwise permitted under the Loan Agreement, the obligation of Grantor to obtain Beneficiary's consent prior to entering into, modifying or taking other actions with respect to Leases.

     SECTION 3.8    CONDEMNATION AWARDS AND INSURANCE PROCEEDS.

     (a) CONDEMNATION AWARDS. Grantor assigns all awards and compensation for any condemnation or other taking, or any purchase in lieu thereof, to Beneficiary and authorizes Beneficiary to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Loan Agreement.

     (b) INSURANCE PROCEEDS. Grantor assigns to Beneficiary all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property. Grantor authorizes Beneficiary to collect and receive such proceeds and to give proper receipts and acquittances therefore, subject to the terms of the Loan Agreement, and further authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Beneficiary, instead of to Grantor and Beneficiary jointly.

     SECTION 3.9    TRANSFER OR ENCUMBRANCE OF MORTGAGED PROPERTY.

     (a)       Without the prior written consent of Beneficiary,

               (i) neither Grantor nor any other Person having an ownership or beneficial interest in Grantor shall (A) directly or indirectly sell, transfer, convey, mortgage, pledge, or assign any interest in the Mortgaged Property or any part thereof (including any partnership or other ownership interest in Grantor); (B) further encumber, alienate, grant a Lien or grant any other interest in the Mortgaged Property or any part thereof (including any partnership or other ownership interest in Grantor), whether voluntarily or involuntarily; or (C) enter into any easement or other agreement granting rights in or restricting the use or development of the Mortgage Property;

               (ii) no new general partner, member, or limited partner having the ability to control the affairs of Grantor shall be admitted to or created in Grantor (nor shall any existing general partner or member or controlling limited partner withdraw from Grantor), and no change in Grantor's organizational documents relating to control over Grantor and/or the Mortgaged Property shall be effected; and

               (iii) no transfer shall be permitted which would cause Diane B.
                     Rivers to own less than fifty-one percent (51%) of the beneficial interest in Grantor and the Mortgaged Property and not to have the power to direct the affairs of Grantor.

     (b) As used in this Section 3.9, "transfer" shall include (i) an installment sales agreement wherein Grantor agrees to sell the Mortgaged Property or any part thereof for a price to be paid in installments; (ii) an agreement by Grantor leasing all or a substantial part of the Mortgaged Property for other than actual occupancy by space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Grantor's right, title and interest in and to any Leases or any Rents; (iii) the sale, transfer, conveyance, mortgage, pledge, or assignment of the legal or beneficial ownership of any partnership interest in any general partner in Grantor that is a partnership; and (iv) the sale, transfer, conveyance, mortgage, pledge, or assignment of the legal or beneficial ownership of any voting stock in any general partner in Grantor that is a corporation; notwithstanding the foregoing, "transfer" shall not include (A) the leasing of individual units within the Project so long as Grantor complies with the provisions of the Loan Documents relating to such leasing activity; or (B) the transfers of limited partner or membership interests in Grantor so long as the results of such transfers do not result in the transfer of more than 49% of the ownership or beneficial interest in the Grantor and the provisions of Sections 3.9(a)(ii) and 3.9(a)(iii) are satisfied.

     (c) Beneficiary shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Indebtedness immediately due and payable upon Grantor's sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property without Beneficiary's consent. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property regardless of whether voluntary or not, or whether or not Beneficiary has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property.

     (d) Beneficiary's consent to one sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property shall not be deemed to be a waiver of Beneficiary's right to require such consent to any future occurrence of same. Any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property made in contravention of this paragraph shall be null and void and of no force and effect.

     (e) Grantor agrees to bear and shall pay or reimburse Beneficiary on demand for all reasonable expenses (including, without limitation, reasonable attorneys' fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Beneficiary in connection with the review, approval and documentation of any such sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer.

     (f) Beneficiary's consent to the sale or transfer of the Mortgaged Property will not be unreasonably withheld after consideration of all relevant factors, provided that:

          (i) no Event of Default or event which with the giving of notice or the passage of time would constitute an Event of Default shall have occurred and remain uncured;

          (ii) the proposed transferee ("TRANSFEREE") shall be a reputable entity or person of good character, creditworthy, with sufficient financial worth considering the obligations assumed and undertaken, as evidenced by financial statements and other information reasonably requested by Beneficiary and shall be a Single Purpose Entity;

          (iii) the Transferee and its property manager shall have sufficient experience in the ownership and management of properties similar to the Mortgaged Property, and Beneficiary shall be provided with reasonable evidence thereof (and Beneficiary reserves the right to approve the Transferee without approving the substitution of the property manager);

          (iv) Beneficiary shall have recommendations in writing from the Rating Agencies (as hereinafter defined) to the effect that such transfer will not result in a re-qualification, reduction or withdrawal of any rating initially assigned or to be assigned in a Secondary Market Transaction. The term "RATING AGENCIES" as used herein shall mean each of Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Fitch IBCA, Inc., or any other nationally-recognized statistical rating agency which has been approved by Beneficiary;

          (v) the Transferee shall have executed and delivered to Beneficiary an assumption agreement in form and substance acceptable to Beneficiary, evidencing such Transferee's agreement to abide and be bound by the terms of the Note, this Deed of Trust and the other Loan Documents, together with such legal opinions and title insurance endorsements as may be reasonably requested by Beneficiary; and

          (vi) Beneficiary shall have received an assumption fee equal to one percent (1%) of the then unpaid principal balance of the Note in addition to the payment of all costs and expenses incurred by Beneficiary in connection with such assumption (including reasonable attorneys' fees and costs).

                                   ARTICLE 4
                            DEFAULT AND FORECLOSURE

     SECTION 4.1 REMEDIES. If an Event of Default (as defined in the Loan Agreement) exists, Beneficiary may, at Beneficiary's election, and by or through Trustee or otherwise, exercise any or all of the following rights, remedies and recourses:

     (a) ACCELERATION. Declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable.

     (b) ENTRY ON MORTGAGED PROPERTY. Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto. If Grantor remains in possession of the Mortgaged Property after an Event of Default and without Beneficiary's prior written consent, Beneficiary may invoke any legal remedies to dispossess Grantor.

     (c) OPERATION OF MORTGAGED PROPERTY. Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected by Beneficiary or Trustee in connection therewith in accordance with the provisions of Section 4.7.

     (d) FORECLOSURE AND SALE. Sell or offer for sale the Mortgaged Property in such portions, order and parcels as Beneficiary may determine, with or without having first taken possession of same, to the highest bidder for cash at public auction. Such sale shall be made in accordance with the laws of the State of North Carolina relating to the sale of real estate or by Chapter 9 of the UCC relating to the sale of collateral after default by a debtor (as such laws now exist or may be hereafter amended or succeeded), or by any other present or subsequent articles or enactments relating to same. At any such sale to the fullest extent permitted by law, (i) whether made under the power herein contained, the UCC, any other legal requirement or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Trustee to have actual or constructive possession of the Mortgaged Property (Grantor shall deliver to Trustee any portion of the Mortgaged Property not actually or constructively possessed by Trustee immediately upon demand by Trustee), and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if Trustee had been in actual or constructive possession of the Mortgaged Property, (ii) each instrument of conveyance executed by Trustee shall contain a general warranty of title, binding upon Grantor, (iii) each recital contained in any instrument of conveyance made by Trustee shall conclusively establish the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Indebtedness, advertisement and conduct of such sale in the manner provided herein and otherwise by law, and appointment of any successor Trustee hereunder,
(iv) any prerequisites to the validity of such sale shall be conclusively presumed to have been performed, (v) the receipt of Trustee or other party making the sale shall be a sufficient discharge to the purchaser or purchasers for his or their purchase money and no such purchaser or purchasers, or his or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof, and (vi) to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Grantor. Beneficiary may be a purchaser at such sale and if Beneficiary is the highest bidder, may credit the portion of the purchase price that would be distributed to Beneficiary against the Indebtedness in lieu of paying cash.

     (e) RECEIVER. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Grantor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 4.7.

     (f) UCC. Exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the personal property (including, without limitation, the Personalty, Fixtures, Plans, Leases, Rents, Property Agreements) or any part thereof, and to take such other measures as Beneficiary may deem necessary for the care, protection and preservation of the personal property, and (ii) request Grantor at its expense to assemble the personal property and make it available to Beneficiary at a convenient place acceptable to Beneficiary. Any notice of sale, disposition or other intended action by Beneficiary with respect to the personal property sent to Grantor in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Grantor.

     (g) OTHER. Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity (including an action for specific performance of any covenant contained in the Loan Documents, or a judgment on the Note either before, during or after any proceeding to enforce this Deed of Trust).

     Section 4.2 SEPARATE SALES. To the extent permitted by applicable law, the Mortgaged Property may be sold in one or more parcels and in such manner and order as Trustee, in his sole discretion, may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

     Section 4.3 REMEDIES CUMULATIVE, CONCURRENT AND NONEXCLUSIVE. Beneficiary shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Note and the other Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Beneficiary, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Beneficiary in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

     Section 4.4 RELEASE OF AND/OR RESORT TO COLLATERAL. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by the Loan Documents or their stature as a first and prior lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

     Section 4.5 WAIVER OF REDEMPTION, NOTICE AND MARSHALLING OF ASSETS. To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of Trustee's election to exercise or his actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

     SECTION 4.6 DISCONTINUANCE OF PROCEEDINGS. If Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary shall have the unqualified right to do so and, in such an event, Grantor and Beneficiary shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Beneficiary thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

     SECTION 4.7 APPLICATION OF PROCEEDS. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Beneficiary or Trustee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable, law:

     (a) to the payment of the reasonable costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation (i) Trustee's and receiver's fees and expenses, (ii) court costs, (iii) reasonable attorneys' and accountants' fees and expenses, (iv) costs of advertisement, (v) insurance premiums and (vi) the payment of all ground rent, real estate taxes and assessments, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold;

     (b) to the payment of all amounts (including interest), other than the unpaid principal balance of the Note and accrued but unpaid interest, which may be due to Beneficiary under the Loan Documents;

     (c) to the payment of the Indebtedness and performance of the Obligations in such manner and order of preference as Beneficiary in its sole discretion may determine; and

     (d) the balance, if any, to the payment of the persons legally entitled thereto.

     SECTION 4.8 OCCUPANCY AFTER FORECLOSURE. The purchaser at any foreclosure sale pursuant to Section 4.1(d) shall become the legal owner of the Mortgaged Property. All occupants of the Mortgaged Property shall, at the option of such purchaser, become tenants of the purchaser at the foreclosure sale and shall deliver possession thereof immediately to the purchaser upon demand. It shall not be necessary for the purchaser at said sale to bring any action for possession of the Mortgaged Property other than the statutory action of forcible detainer in any justice court having jurisdiction over the Mortgaged Property.

     SECTION 4.9     ADDITIONAL ADVANCES AND DISBURSEMENTS; COSTS OF
ENFORCEMENT.

     (a) If any Event of Default exists, Beneficiary shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor. All sums advanced and expenses incurred at any time by Beneficiary under this Section 4.9, or otherwise under this Deed of Trust or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the Default Rate (as defined in the Loan Agreement), and all such sums, together with interest thereon, shall be secured by this Deed of Trust.

     (b) Grantor shall pay all expenses (including reasonable attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Deed of Trust and the other Loan Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Deed of Trust and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Beneficiary or Trustee in respect thereof, by litigation or otherwise.

     SECTION 4.10 NO MORTGAGEE IN POSSESSION. Neither the enforcement of any of the remedies under this Article 4, the assignment of the Rents and Leases under
Article 5, the security interests under Article 6, nor any other remedies afforded to Beneficiary under the Loan Documents, at law or in equity shall cause Beneficiary to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Beneficiary to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

     SECTION 4.11 ACTIONS AND PROCEEDINGS. Beneficiary has the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of Grantor, which Beneficiary, in its discretion, decides should be brought to protect its interest in the Mortgaged Property.

                                   ARTICLE 5
                         ASSIGNMENT OF RENTS AND LEASES

     SECTION 5.1 ASSIGNMENT. Grantor acknowledges and confirms that it has executed and delivered to Beneficiary an Assignment of Leases and Rents of even date (the "ASSIGNMENT OF LEASES AND RENTS"), intending that such instrument create a present, absolute assignment to Beneficiary of the Leases and Rents. Without limiting the intended benefits or the remedies provided under the Assignment of Leases and Rents, Grantor hereby assigns to Beneficiary, as further security for the Indebtedness and the Obligations, the Leases and Rents. While any Event of Default exists, Beneficiary shall be entitled to exercise any or all of the remedies provided in the Assignment of Leases and Rents and in Article 4 hereof, including, without limitation, the right to have a receiver appointed. If any conflict or inconsistency exists between the assignment of the Rents and the Leases in this Deed of Trust and the absolute assignment of the Rents and the Leases in the Assignment of Leases and Rents, the terms of the Assignment of Leases and Rents shall control.

     SECTION 5.2 NO MERGER OF ESTATES. So long as any part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Beneficiary, any lessee or any third party by purchase or otherwise.

                                   ARTICLE 6
                               SECURITY AGREEMENT

     SECTION 6.1 SECURITY INTEREST. This Deed of Trust constitutes a "Security Agreement" on personal property within the meaning of the UCC and other applicable law with respect to the Personalty, Fixtures, Plans, Leases, Rents and Property Agreements. To this end, Grantor grants to Trustee and Beneficiary, a first and prior security interest in the Personalty, Fixtures, Plans, Leases, Rents and Property Agreements and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Beneficiary shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Personalty, Fixtures, Plans, Leases, Rents and Property Agreements sent to Grantor at least five (5) days prior to any action under the UCC shall constitute reasonable notice to Grantor.

     SECTION 6.2 FINANCING STATEMENTS. Grantor shall execute and deliver to Beneficiary, in form and substance satisfactory to Beneficiary, such financing statements and such further assurances as Beneficiary may, from time to time, reasonably consider necessary to create, perfect and preserve Beneficiary's security interest hereunder and

Beneficiary may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect such security interest. Grantor's chief executive office is in the State at the address set forth in the first paragraph of this Deed of Trust.

     SECTION 6.3 NO OBLIGATION OF TRUSTEE OR BENEFICIARY. The security interest herein granted shall in no event cause Trustee or Beneficiary to be deemed or construed as a mortgagee in possession of the Mortgaged Property, to obligate Trustee or Beneficiary to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

     SECTION 6.4 FIXTURE FILING. This Deed of Trust shall also constitute a "fixture filing" for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Grantor) and Secured Party (Beneficiary) as set forth in the first paragraph of this Deed of Trust.

     SECTION 6.5 CONTINUING EFFECT NOTWITHSTANDING TERMINATION OF DEED OF TRUST. It is expressly agreed that until such time as the Indebtedness and Obligations have been paid and performed in full, or until the security interest granted hereby has been released in writing by Beneficiary, this Deed of Trust shall remain fully effective as a security agreement, notwithstanding that the lien on real property that is created by this Deed of Trust may be extinguished or released, by foreclosure of this Deed of Trust or otherwise.

                                   ARTICLE 7
                             CONCERNING THE TRUSTEE

     SECTION 7.1 CERTAIN RIGHTS. With the approval of Beneficiary, Trustee shall have the right to select, employ and consult with counsel. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine. Trustee shall be entitled to reimbursement for actual, reasonable expenses incurred by him in the performance of his duties hereunder. Grantor shall, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and indemnify, defend and save Trustee harmless against, all liability and reasonable expenses which may be incurred by him in the performance of his duties. Grantor's obligations under this Section 7.1 shall not be reduced or impaired by principles of comparative or contributory negligence.

     SECTION 7.2 RETENTION OF MONEY. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by him hereunder.

     SECTION 7.3 SUCCESSOR TRUSTEES. If Trustee or any successor Trustee shall die, resign or become disqualified from acting in the execution of this trust, or Beneficiary shall desire to appoint in writing a substitute Trustee, Beneficiary shall have full power to appoint one or more substitute Trustees and, if preferred, several substitute Trustees in succession who shall succeed to all the estates, rights, powers and duties of Trustee. Such appointment may be executed by any authorized agent of Beneficiary, and as so executed, such appointment shall be conclusively presumed to be executed with authority, valid and sufficient, without further proof of any action, and when such writing shall have been duly probated and registered, the substitute trustee named therein shall be vested with all rights or title and clothed with all power of the Trustee named herein.

     SECTION 7.4 PERFECTION OF APPOINTMENT. Should any deed, conveyance or instrument of any nature be required from Grantor by any successor Trustee to more fully and certainly vest in and confirm to such successor Trustee such estates, rights, powers and duties, then, upon request by such Trustee, all such deeds, conveyances and instruments shall be made, executed, acknowledged and delivered and shall be caused to be recorded and/or filed by Grantor.

     SECTION 7.5 TRUSTEE LIABILITY. In no event or circumstance shall Trustee or any substitute Trustee hereunder be personally liable under or as a result of this Deed of Trust, either as a result of any action by Trustee (or any substitute Trustee) in the exercise of the powers hereby granted or otherwise.

                                   ARTICLE 8
                                 MISCELLANEOUS

     SECTION 8.1 LIMITATION ON INTEREST. It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, all agreements between Grantor and Beneficiary with respect to the Loan are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Beneficiary or charged by Beneficiary for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law. If the Loan would be usurious under applicable law (including the laws of the state where the Mortgaged Property is located and the laws of the United States of America), then, notwithstanding anything to the contrary in the Loan Documents: (a) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Loan Documents shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Indebtedness; and (b) if maturity is accelerated by reason of an election by Beneficiary, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable law. In such case, excess interest, if any, provided for in the Loan Documents or otherwise, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full so that the actual rate of interest is uniform through the term hereof. If such amortization, proration, allocation and spreading is not permitted under applicable law, then such excess interest shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Indebtedness. The Loan Documents are contracts made under and shall be construed in accordance with and governed by the laws of the State, except that if at any time the laws of the United States of America permit Beneficiary to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by the laws of the State (whether such federal laws directly so provide or refer to the law of the state), then such federal laws shall to such extent govern as to the rate of interest which Beneficiary may contract for, take, reserve, charge or receive under the Loan Documents.

     SECTION 8.2 NOTICES. Any notice required or permitted to be given under this Deed of Trust shall be (a) in writing, (b) sent in the manner set forth in the Loan Agreement, and (c) effective in accordance with the terms of the Loan Agreement.

     SECTION 8.3 COVENANTS RUNNING WITH THE LAND. All Obligations contained in this Deed of Trust are intended by Grantor, Beneficiary and Trustee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, "Grantor" shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Mortgaged Property (without in any way implying that Beneficiary has or will consent to any such conveyance or transfer of the Mortgaged Property). All persons or entities who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Loan Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary.

     SECTION 8.4 ATTORNEY-IN-FACT. Grantor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Beneficiary deems appropriate to protect Beneficiary's interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Personalty, Fixtures, Plans and Property Agreements in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary's security interests and rights in or to any of the collateral, and (d) while any Event of Default exists, to perform any obligation of Grantor hereunder; however: (i) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (ii) any sums advanced by Beneficiary in such performance shall be added to and included in the Indebtedness and shall bear interest at the Default Rate; (iii) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and
(iv) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section.

     SECTION 8.5 SUCCESSORS AND ASSIGNS. This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary and Grantor and their respective successors and assigns. Grantor shall not, without the prior written consent of Beneficiary, assign any rights, duties or obligations hereunder.

     SECTION 8.6 NO WAIVER. Any failure by Trustee or Beneficiary to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Trustee or Beneficiary shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

     SECTION 8.7 SUBROGATION. To the extent proceeds of the Note have been used to extinguish, extend or renew any indebtedness against the Mortgaged Property, then Beneficiary shall be subrogated to all of the rights, liens and interests existing against the Mortgaged Property and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Beneficiary.

     SECTION 8.8 LOAN AGREEMENT. If any conflict or inconsistency exists between this Deed of Trust and the Loan Agreement, the Loan Agreement shall govern.

     SECTION 8.9 RELEASE OR RECONVEYANCE. Upon payment in full of the Indebtedness and performance in full of the Obligations, Beneficiary, at Grantor's expense, shall release the liens and security interests created by this Deed of Trust or reconvey the Mortgaged Property to Grantor, as applicable.

     SECTION 8.10 WAIVER OF STAY, MORATORIUM AND SIMILAR RIGHTS. Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the indebtedness secured hereby, or any agreement between Grantor and Beneficiary or any rights or remedies or Beneficiary.

     SECTION 8.11 LIMITATION ON LIABILITY. Grantor's liability hereunder is subject to the limitation on liability provisions of Article 12 of the Loan Agreement.

     SECTION 8.12 OBLIGATIONS OF GRANTOR, JOINT AND SEVERAL. If more than one person or entity has executed this Deed of Trust as "Grantor," the obligations of all such persons or entities hereunder shall be joint and several.

     SECTION 8.13 GOVERNING LAW. This Deed of Trust shall be governed by and construed in accordance with the laws of the State and the applicable laws of the United States of America.

     SECTION 8.14 HEADINGS. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

     Section 8.15 ENTIRE AGREEMENT. This Deed of Trust and the other Loan Documents embody the entire agreement and understanding between Beneficiary and Grantor and supercede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

     Section 8.16 COUNTERPARTS. This Deed of Trust may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.


(Remainder of Page Intentionally Left Blank)

     IN WITNESS WHEREOF, Grantor has caused this Deed of Trust to be executed under seal by its duly authorized representatives as of the date first above written.

[CORPORATE SEAL]                   PARK MEDICAL ASSOCIATES GENERAL PARTNERSHIP.
                                   a North Carolina general partnership

                                   By:  P-51 ASSOCIATES,
                                        a North Carolina general partnership,
                                        Its: Managing General Partner



                                   By:  Diane Brackett Company, Inc.,
                                        a North Carolina corporation,
                                        Its: Managing General Partner


                                                                          [SEAL]

                                   BY:  /s/ DIANE B. RIVERS
ATTEST:                               ------------------------------------------
                                      Diane B. Rivers, President

/s/ SELMA INMAN
------------------------
Selma Inman, Secretary


     [Corporate Seal]

STATE OF NORTH CAROLINA  )
                         )ss
MECKLENBURG COUNTY       )

     I, A. Donovan Rivers, Jr., a Notary Public of the County and State aforesaid, certify that Diane B. Rivers personally appeared before me this day and acknowledged that she is the Secretary of Diane Brackett Company, Inc., a North Carolina corporation which is the Managing General Partner of P-51 Associates, a North Carolina general partnership which is the Managing General partner of PARK MEDICAL ASSOCIATES GENERAL PARTNERSHIP, a North Carolina general partnership, and that by authority duly given and as Managing General Partner of Park Medical Associates General Partnership, the forgoing instrument was signed in its name by its President, sealed with its corporate seal and attested by me as its Secretary.

     WITNESS my hand and official stamp or seal, this 2 day of Aug., 1999.

[NOTARIAL SEAL]

                                   /s/ A. DONOVAN RIVERS, JR.
                                   --------------------------------------------
                                   Notary Public
                                   My Commission Expires
                                   March 24, 2001

                                   EXHIBIT A

Those tracts of land location in Mecklenburg County, North Carolina, as more particularly described as follows:

                                    TRACT 1

To find the true point of BEGINNING, commence at N.C.G.S control monument "M098" azimuth mark (State Plane Coordinates: Northing 493,458.92, Easting 1,440,763.09) and run North 34-27-39 West 512.59 feet (ground distance) to a new nail on the northerly line of the property leased to Mercy Hospital Holding Company, Inc., as described in Deed Book 4760, Page 709 of the Mecklenburg County Public Registry; said nail being the true point and place of BEGINNING; and runs thence with the Mercy Hospital Holding Company, Inc. line North 72-36-32 West 369.10 feet to a new iron rod at the southeast corner of the Mercy Equipment Corporation property as described in Deed Book 8410, Page 696 of said registry; thence with the easterly line of Mercy Equipment Corporation property North 26-40-14 East 243.46 feet to an existing iron rod at the southwest corner of Lot 6, Park Fifty One Professional Center - Map 1 as recorded in Map Book 26, Page 331 of said Registry; thence with the southerly line of Lot 6 the following two (2) courses and distances: 1) South 63-26-57 East 69.99 feet to an existing iron rod; 2) North 26-34-41 East 50.17 feet to an existing iron rod at a corner of Lot 6; thence with a third line of Lot 6, and continuing along the southerly line of Lot 5B, South 72-36-36 East
252.64 feet to a new nail at the northwest corner of Lot 2A; thence with the westerly line of Lot 2A South 17-23-24 West, passing a new nail at the southwesterly corner of Lot 2A at 277.50 feet, for a total distance of 278.50 feet to the point and place of BEGINNING; containing 93,343 square feet or
2.1429 acres of land as shown on a survey prepared by R.B. Pharr & Associates, P.A., dated April 14, 1999, last revised May 12, 1999, and bearing File No. W-2400.


                                    TRACT 2

To find the true point of BEGINNING, commence at N.C.G.S. control monument "M098" azimuth mark (State Plane Coordinates: Northing 493,458.92, Easting 1,440,763.09) and run North 34-27-39 West 512.59 feet (ground distance) to a new nail on the northerly line of the property leased to Mercy Hospital Holding Company, Inc. as described in Deed Book 4760, Page 709 of the Mecklenburg County Public Registry, said nail being the southeasterly corner of Tract 1 as described above, said nail also being the true point and place of BEGINNING; and runs thence with the easterly line of Tract 1 as described above North 17-23-24 East 1.00 foot to a new nail at the southwest corner of Lot 2A, Park Fifty One Professional Center - Map 1 as recorded in the Map Book 26, Page 331 of said Registry; thence with the southerly line of Lot 2A and continuing along the southerly line of Lot 2B, and with the southerly line of the Magnolia Enterprises property as described in Deed Book 6951, Page 11 of said Registry, South 72-36-32 East 480.13 feet to a new iron rod on the westerly margin of Park Road (60' public right-of-way); thence with the westerly margin of Park Road South 26-17-24 West 1.01 feet to a new iron rod at the northeasterly corner of the property leased to Mercy Hospital Holding Company, Inc. as described in Deed Book 4760, Page 709 of said Registry; thence with the northerly line of the Mercy Hospital Holding Company, Inc. property North 72-36-32 West 479.98 feet to the point and place of Beginning; containing 480 square feet or 0.0110 acres of land as shown on a survey prepared by R.B. Pharr & Associates, P.A. dated April 14, 1999, last revised May 12, 1999, and bearing File Number W-2400.

                                    TRACT 3
                             ENTRANCE ROAD EASEMENT

To find the true point of BEGINNING, commence at N.C.G.S. control monument "M098" azimuth mark (State Plane Coordinates: Northing 493,458.92, Easting 1,440,763.09) and run the following two (2) courses and distances: 1) North 34-27-39 West 512.59 feet (ground distance) to a new nail, said nail being on the northerly line of the property leased to Mercy Hospital Holding Company, Inc. as described in Deed Book 4760, Page 709 of the Mecklenburg County Public Registry, said nail being the southeasterly corner of Tract 1 as described above; 2) with the Mercy Holding Company, Inc. property North 72-36-32 West
13.80 feet to a point, the true point and place of BEGINNING; and runs thence North 17-23-24 East 264.45 feet to a point; thence with the arc of a circular curve to the right having a radius of 48.76 feet an arc length of 14.25 feet (chord: North 25-45-48 East 14.20 feet) to a point; thence with the arc of a circular curve to the right having a radius of 48.76 feet an arc length of
72.05 feet (chord: North 76-27-58 East 65.67 feet) to a point; thence with the arc of a circular curve to the left having a radius of 222.59 feet an arc length of 44.41 feet (chord: South 66-55-09 East 44.34 feet) to a point; thence South 72-38-04 East 244.47 feet to a point; thence with the arc of a circular curve to the left having a radius of 136.37 feet an arc length of 49.65 feet (chord: South 83-03-56 East 49.38 feet) to a point; thence North 81-00-40 East
35.85 feet to a point; thence with the arc of a circular curve to the right having a radius of 111.72 feet an arc length of 68.49 feet (chord: South 81-25-11 East 67.42 feet) to a point; thence South 63-51-20 East 38.20 feet to a point; thence with the arc of a circular curve to the left having a radius of
39.20 feet an arc length of 14.72 feet (chord: South 74-36-40 East 14.63 feet) to a point in the westerly margin of Park Road (60' public right-of-way); thence with the westerly margin of Park Road South 26-17-24 West 55.01 feet to a point; thence with the arc of a circular curve to the left having a radius of
39.20 feet an arc length of 14.56 feet (chord: North 53-12-45 West 14.48 feet) to a point; thence North 63-51-24 West 59.43 feet to a point; thence with the arc of a circular curve to the left having a radius of 116.76 feet an arc length of 60.77 feet (chord: North 78-45-33 West 60.09 feet) to a point; thence with the arc of a circular curve to the right having a radius of 164.37 feet an arc length of 60.38 feet (chord: North 83-09-25 West 60.04 feet) to a point; thence North 72-38-04 West 244.47 feet to a point; thence with the arc of a circular curve to the right having a radius of 250.59 feet an arc length of
50.00 feet (chord: North 66-55-09 West 49.92 feet) to a point; thence with the arc of a circular curve to the left having a radius of 20.76 feet an arc length of 36.74 feet (chord: South 68-05-37 West 32.13 feet) to a point; thence South 17-23-24 West 264.45 feet to a point; thence North 72-36-32 West 28.00 feet to the point and place of BEGINNING, as shown on a survey prepared by R.B. Pharr & Associates, P.A. dated April 14, 1999, last revised May 12, 1999, bearing File Number W-2400.